                                                                   Exhibit 3-140
--------------------------------------------------------------------------------

                       CERTIFICATE OF LIMITED PARTNERSHIP

                                       OF

                     GROTON ASSOCIATES OF CONNECTICUT, L.P.


   This Certificate of Limited Partnership is being executed on October 12, 1995, for the purpose of forming a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act.

   NOW THEREFORE, the undersigned hereby certifies as follows:

   1. Name. The name of the limited partnership is Groton Associates of Connecticut. L.P. (the "Partnership").

   2. Registered Office and Registered Agent. The registered office of the Partnership in the State of Delaware is located at 15 East North Street, Dover, Delaware 19901. The name of the registered agent of the Partnership for service of process at such address is United Corporate Services, Inc.

   3. Name and Business Address of General Partner. The name of the general partner is Health Resources of Groton, Inc., a Delaware corporation, having a mailing address of 411 Hackensack Avenue, Hackensack, New Jersey 07601.

   IN WITNESS WHEREOF, the undersigned has caused this Certificate to be duly executed on the day and year first above written.

                                                GENERAL PARTNER:

                                                Health Resources of Groton. Inc.

                                                By: /s/ Stephen R. Baker
                                                --------------------------------
                                                Stephen R. Baker
                                                Vice President


     STATE OF DELAWARE
     SECRETARY OF STATE
  DIVISION OF CORPORATIONS
 FlLED 09:00 AM 10/12/1995
    950235261 - 2551533

     STATE OF DELAWARE
     SECRETARY OF STATE
  DIVISION OF CORPORATIONS
 FlLED 10:00 AM 06/02/1998
     981210347- 2551533



                            CERTIFICATE OF AMENDMENT

                                     TO THE

                       CERTIFICATE OF LIMITED PARTNERSHIP

                                       OF

                     GROTON ASSOCIATES OF CONNECTICUT, L.P.


   The undersigned, desiring to amend the Certificate of Limited Partnership of Groton Associates of Connecticut, L.P. pursuant to the provisions of Section 17-202 of the Revised Uniform Limited Partnership act of the State of Delaware, does hereby certify as follows:

   FIRST: The name of the Limited Partnership is Groton Associates of Connecticut, L.P.

   SECOND: Article Two of the Certificate of Limited Partnership shall be amended as follows:

   "The Partnerships registered office in the State of Delaware is located at c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware, 19801. The registered agent of the Partnership for service at such address is The Corporation Trust Company."

   IN WITNESS WHEREOF, the undersigned executed this Amendment to the Certificate of Limited Partnership on this Fifteenth day of May, 1998.

                                          Groton Associates of Connecticut, L.P.

                                          By: /s/ James V. McKeon
                                          --------------------------------------
                                          ***Name of General Partner***
                                          James V. McKeon, V.P. of Health
                                          Resources of Groton, Inc., The
                                          General Partner of Groton Associates
                                          of Connecticut, L.P.